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                                                                      Exhibit 5

                         FORM OF SUBSCRIPTION AGREEMENTS

THIS AGREEMENT, dated for reference ___________________, 1997, is made BETWEEN:

               PORTACOM WIRELESS, INC. of 8055 W. Manchester Avenue,
               Suite 730, Playa del Rey, California, U.S.A., 90293
                                                                (the "Company")

AND:

                       MICHAEL MARCUS of WILL'S WEI CORP.
                       ----------------------------------
                   _________________________________________
                                                               (the "Investor")

WHEREAS:

A. The Company is offering for sale, on a private placement basis, up to ___ units (the "Units") at a price of per Unit to raise aggregate subscription proceeds of up to US$1,000,000; and

B. The Investor wishes to subscribe for ________ Units in the private placement on the terms described below.


1.       Definitions

1.1.     In this Agreement:

         (a) "Accredited Investor" means an "accredited investor" as defined in Rule 501 of Regulation D and as described in Appendix 3 to this Agreement;

         (b)  "Acts" means the B.C. Act and the U.S. Securities Act;

         (c) "B.C. Act" means the Securities Act (British Columbia), as amended;

         (d)  "Closing" means the closing of the Offering;

         (e) "Closing Date" means the date on which the Units will be issued to the Investor;

         (f)  "Commission" means the British Columbia Securities Commission;

         (g) "Company" means PortaCom. Wireless, Inc. and any successor corporation thereof;

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         (h)  "Loan" has the meaning given at subsection 4.1;

         (i)  "Exchange" means the Vancouver Stock Exchange;

         (j)  "Offering" means the offering of the Units;

         (k)  "Regulation D" means Regulation D under the U.S. Securities Act;

         (l)  "Regulation S" means Regulation S under the U.S. Securities Act;

         (m)  "Regulatory Authorities" means the Commission and the Exchange;

         (n) "Rules and Regulations" means the rules and regulations promulgated under the B.C. Act;

         (o)  "Securities" means the Shares, the Warrants and the Warrant
              Shares;

         (p) "Share" means a common share of the Company or any successor thereof forming part of a Unit;

         (q)  "Subscription Price" has the meaning given at subsection 2.1;

         (r) "Unit" means a unit of the Company or any successor thereof to be sold at a price of US$___ per unit, each comprised of one Share and one Warrant;

         (s)  "U.S. Person" has the meaning given under Regulation S;

         (t) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

         (u) "Warrant" means a non-transferable common share purchase warrant of the Company or any successor corporation to the Company substantially in the form attached as Appendix 4;

         (v) "Warrant Share" means a common share issuable upon the exercise of a whole Warrant;

1.2. All other capitalized terms in this Agreement not defined above have the meanings ascribed to them in this Agreement.

1.3. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

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         (a)  "this Agreement" means this subscription agreement;

         (b) any reference in this Agreement to a designated "section", "subsection", "paragraph" or other subdivision refers to the designated section, subsection, paragraph or other subdivision of this Agreement;

         (c) the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement;

         (d) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

         (e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

         (f) any reference to "party" or "parties" means the Company, the Investor, or both, as the context requires;

         (g) the headings in this Agreement are for convenience Of reference only and do not affect the interpretation of this Agreement;

         (h) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa; and

         (i)  all references to currency refer to United States dollars.

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1.4.     The appendices attached to this Agreement are incorporated by reference in and form a part of this Agreement.

2.       Subscription

2.1. The Investor, as principal, subscribes for and agrees to purchase, on the Closing Date, Units of the Company at a price of US$ per Unit, for an aggregate purchase price of US$200,000 (the "Subscription Price") subject to the approval of the Exchange. Each Unit consists of one Share and one Warrant. Each whole Warrant entitles the holder thereof to purchase one (1) additional common share in the capital of the company for two years at an exercise price of US$ at any time until one year from the date of this Agreement and thereafter at a price of US$ until two years from the date of this Agreement. No fractional common shares of the Company will be issued.

2.2. The Investor acknowledges that this Subscription is an offer only and requires acceptance by the Company, approval from the Exchange and, until accepted by the Company as evidenced by execution hereof and written approval to this Subscription is received from the Exchange, the Company will not be bound by any provision of this Subscription. A reference in this Subscription to "this Agreement" refers to the agreement formed on acceptance by the Company and Exchange approval of this Subscription.

2.3. The terms and conditions which govern the Warrants will be referred to on the certificates representing the Warrants and will contain, among other things, provisions for the appropriate adjustment in the class, number and price of the shares to be issued on the exercise of the Warrants upon the occurrence of certain events including any subdivision, consolidation or reclassification of the shares or amalgamation or merger of the Company or the payment of stock dividends.

2.4. The issue of the Warrants will not restrict or prevent the Company from obtaining any other financing, nor from issuing additional securities or rights during the period within which the Warrants are exercisable.

3.       Payment of Subscription Price and Delivery of Documents

The Investor will, on execution of this Subscription, deliver the following to the Company:

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(a)      this fully completed Subscription duly executed by the Investor:

(b) the full amount of the Subscription Price payable to the Company by cheque, wire transfer or bank draft;

(c) a fully completed and duly executed Private Placement Questionnaire and Undertaking prescribed by the Exchange and attached to this Agreement as Appendix 1;

(d) if the Investor is an individual (i.e., not a corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization or trust), a fully completed Form 20A Acknowledgment of Individual Purchaser attached to this Agreement as Appendix 2; and

(e) if the Investor is a U.S. Person, a fully completed and duly executed Accredited Investor Questionnaire attached to this Agreement as Appendix 3.

4.       Closing

4.1.     Until the Investor's Subscription is accepted by the Exchange the

         Subscription Price for the Units will be advanced by the Investor to the Company as an irrevocable non-interest bearing loan (the "Loan") to the Company pending Closing.

4.2. The Closing will occur within five business days following the date on which the Company receives final acceptance from the Exchange of this Agreement.

4.3. The Company's obligation to complete the sale of the Units to the Investor is subject to the following conditions:

         (a) the Company having received final acceptance from the Exchange of this Agreement;

         (b) the Investor having delivered to the Company the Subscription Price and documents in a form duly executed and completed, as required in section 3;

         (c) the Investor having delivered all such other documentation as may be required by the applicable securities legislation and securities regulatory authorities in order to complete the purchase and sale of the Units; and

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         (d)  all representations and warranties of the Investor contained in this Agreement being true as of the Closing Date.

4.4. At Closing, the Company will deliver to the Investor certificates representing the Shares and the Warrants registered in the name of the Investor.

4.5. At Closing, the Company will deliver to the Investor such copies of approvals or other documents evidencing acceptance of the Subscription by the Company and the Regulatory Authorities, as the Investor may reasonably request.

5.       Regulatory Approval

5.1. Upon receipt of the Subscription Price by the Company, and upon this Subscription being fully executed and delivered to the Company and accepted by the Company, the Company will use its reasonable efforts to obtain the acceptance of the Exchange to the issue and sale of the Units to the Investor.

6.       Acknowledgments, Representations and Warranties of the Investor

The Investor acknowledges, represents and warrants to the Company, as at the date stated above and at the Closing Date, that:

         (a) no prospectus has been filed by the Company with the Commission in connection with the issuance of Units, the issuance is exempted from the registration and prospectus requirements of the B.C.

              Act or the Rules and Regulations and that:

              (i) the Investor is restricted from using most of the civil remedies available under the B.C. Act and the Rules and Regulations;

              (ii) the Investor may not receive information that would otherwise be required to be provided to the Investor under the B.C. Act and the Rules and Regulations; and

              (iii) the Company is relieved from certain obligations that would otherwise apply under the B.C. Act and the Rules and Regulations;

         (b) the Investor is purchasing Units as principal for his own account, and not for the benefit of any other person or company, and the acquisition cost of the Units to the Investor is not less than

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              CDN$97,000 and, if the Investor is an individual, the Investor has completed, executed and delivered to the Company a Form 20A Acknowledgment of Individual Purchaser attached to this Agreement as Appendix 2;

         (c)  the Investor is not purchasing Units with a view to resale;

         (d) the offer and sale of the Units were not accompanied by an advertisement;

         (e)  the Investor either:

              (i) is a U.S. Person, is an Accredited Investor, and the information contained in the Investor's Accredited Investor Questionnaire in the form attached to this Agreement as Appendix 3 is true and correct; or

              (ii) is not a U.S. Person and is not acquiring the Units for the account or benefit of any U.S. Person;

         (f) no person has made to the Investor any written or oral representations:

              (i)    that any person will resell or repurchase the Units;

              (ii)   that any person will refund the purchase price of Units;

              (iii)  as to the future price or value of the Units; or

              (iv) that the securities forming the Units will be listed and posted for trading on a stock exchange or that application has been made to list and post the securities forming the

                     Units for trading on a stock exchange other than the Exchange;

         (g) if the Securities are at any time hereafter listed for trading on an exchange in the United States or through a market in the United States, further resale restrictions may apply to the Units;

         (h) this subscription has not been solicited in any manner contrary to the Acts or the Rules and Regulations;

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         (i)  the Investor is not a "control person" of the Company as defined in the B.C. Act, will not become a "control person" by virtue of this purchase of the Units and does not intend to act in concert with any other person to form a control group;

         (j)  the Investor is at arm's length to the Company;

         (k) the Investor has no knowledge of, and the Units are not being purchased as a result of, any "material fact" (as that term is defined in the B.C. Act) in the affairs of the Company that has not been generally disclosed to the public, except for knowledge of this particular transaction;

         (l) the offer made by this subscription is irrevocable and requires acceptance by the Company and the approval of the Exchange;

         (m) the Investor has sought and obtained independent legal advice regarding the purchase and resale of the Securities under the Acts and the Rules and Regulations and any other applicable securities laws;

         (n) in purchasing Units, the Investor has relied on no representations or warranties of the Company other than those contained in this Agreement;

         (o) unless the Investor is otherwise exempted under the B.C. Act or the Rules and Regulations and the applicable rules or policies of the Exchange, the Securities must be unconditionally held for a period of twelve months from the Closing Date in accordance with the B.C. Act the Rules and Regulations and the undertaking being given by the Investor to the Exchange by virtue of the Investor executing and delivering the Private Placement Questionnaire and Undertaking attached as Appendix 1 to this Agreement and, if the Investor is not a resident of British Columbia and is a U.S. Person, the Securities may also be subject to a minimum hold period of two years from the Closing Date
              (in addition to any Warrant Shares which may be acquired being subject to additional hold periods from the date of their issuance), along with any additional resale restrictions as may be applicable to the Investor by virtue of his jurisdiction of residency;

         (p) the certificates representing the Shares, Warrants and Warrant Shares will contain a legend denoting restrictions on transfer as referred to herein;

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         (q)  the Investor has received a copy of the Company's most recent financial statements;

         (r) the Investor has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

         (s) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

         (t) this Agreement has been duly executed and delivered by the Investor and constitutes a valid obligation of the Investor legally binding upon the Investor and enforceable against the Investor in accordance with its terms;

         (u) the Investor has not purchased the Units as a result of any general solicitation or general advertising, including advertisements, articles, notices, or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any similar meeting whose attendees have been invited by general solicitation or general advertising;

         (v) the Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Units and is able to bear the economic risks of such investment;

         (w) the Investor has had an opportunity to ask questions and receive answers concerning the Company and its proposed business, and that any request for such information has been complied with to the Investor's satisfaction; and

         (x) the Company is currently incorporated under the laws of British Columbia, however, it is undergoing a reorganization that may result in the Company being merged with its wholly-owned Delaware subsidiary, thereby becoming a Delaware corporation.

7.       Compliance with Securities Laws

7.1.     The Investor acknowledges that, pursuant to the B.C. Act, the Rules and

         Regulations and the policies of the Exchange, the Warrants are non-transferable and the

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         Shares and the Warrant Shares may not be traded for a period of one year from the Closing Date. The Investor accordingly agrees to sell, assign or transfer the Shares and Warrant Shares only in accordance with the B.C. Act, the Rules and Regulations and the policies of the Exchange.

7.2. The Investor acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, that although the Company intends to register the Securities under the U.S. Securities Act or the securities laws of any state that it has no obligation to do so, and that the Securities may not be offered or sold within the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states or an exemption from registration requirements is available. In the event that the Investor proposes to sell the Shares or Warrant Shares in reliance on an exemption from registration requirements, the Investor shall cause to be delivered to the Company a legal opinion, in a form satisfactory to the Company, confirming the ability of the Investor to rely on such exemption.

7.3. The Investor acknowledges that the following legend, in addition to other legends which may be required, will be placed on each of the certificates issued for the Shares, the Warrants and, as applicable, the Warrant Shares:

              "The securities represented by this certificate are subject to a hold period and may not be traded in British Columbia until ( except as permitted by the Securities Act (British Columbia) and regulations made under the Act."

         Notwithstanding anything to the contrary, the following restriction on transferability shall apply to any U.S. Person and shall appear on certificates issued for the Shares, the Warrants and, if applicable, the Warrant Shares:

              "The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered for sale, sold or otherwise transferred or assigned, directly or indirectly, without registration of such securities under the U.S. Securities Act and all applicable state securities laws or

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              compliance with an applicable exemption therefrom or with

              Regulation S under the U.S. Securities Act, such compliance, at the option of the Company, to be evidenced by an opinion of shareholder's counsel, in form acceptable to the Company, that no violation of such registration provisions would result from any proposed transfer or assignment."

8.       Acknowledgments, Representations and Warranties of the Company

The Company represents and warrants to the Investor, as at the date stated above and at the Closing Date, that:

         (a) the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of its incorporation or reorganization;

         (b) the Company will reserve or set aside sufficient shares in the treasury of the Company to issue the Shares and the Warrant Shares;

         (c) the Company is an "exchange issuer" as defined in the B.C. Act, is recognized as such by the Commission and the Exchange, and is not on the list of defaulting issuers maintained by the Commission;

         (d) the issuance and sale of the Units by the Company do not and will not conflict with and do not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Company is a party; and

         (e) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and upon and subject to its execution by the Company will constitute a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms.

9.       Miscellaneous

9.1. This Agreement is Governed by the laws of British Columbia and the parties hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes arising under this Agreement.

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9.2.     Any notice, payment, or other communication to a party under this
         Agreement may be made, given or served by telecopier, hand delivery, courier or by mail. Notices sent by telecopier, hand delivery or courier shall be deemed to be received at the time of transmission or delivery. Notices sent by mail shall be deemed to be received five business days following mailing. Each party may change his or its address for service at any time by notice in writing to the other.


9.3. Time is of the essence of the Agreement and will be calculated in accordance with the Interpretation Act (British Columbia).

9.4. This Agreement and the rights and obligations contained in this Agreement may not be assigned by the Investor.

9.5. The parties will execute and deliver all such further documents and instruments and do all such further acts and things as the other party may reasonably require to carry out the full intent of this Agreement.

9.6. This Agreement contains the whole agreement between the Company and the Investor in respect of the purchase and sale contemplated and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than those expressly set forth in this Agreement.

9.7. The parties to this Agreement may amend this Agreement only in writing signed by both parties.

9.8. This Agreement ensures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

9.9. This Agreement may be executed by the parties in counterparts, in original or telecopy format and all of which counterparts will be construed as one and the same document.

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IN WITNESS WHEREOF the Investor has executed this Agreement and has agreed to be bound by the terms thereof on January 28, 1997.

                                       Signature of Investor or Authorized
                                       Signatory if Investor is not an
                                       individual

c/s                                    ____________________________________
[if Investor is not an individual]                         Name of Investor

                                           Name and Title of signatory if
                                           Investor is not an individual


This subscription for _______ Units of the Company has been accepted by the Company as at the ____ day of __________________________, 1997.


PORTACOM WIRELESS, INC.



__________________________
Authorized signatory

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